Exhibit 99.1

Safeguard Scientifics to Maintain 10.5% Ownership Position in NextPoint Networks as Part of Legacy Partner Company Bundle Sale

Transaction Expected to Close in May 2008

WAYNE, Pa.--(BUSINESS WIRE)--Safeguard Scientifics, Inc. (NYSE:SFE), a holding company which builds value in growth-stage technology and life sciences companies, today announced that as part of its previously announced sale of six partner companies, it will retain a continuing interest of 10.5% in NextPoint Networks, Inc.

On March 3, 2008, Safeguard announced it signed a definitive agreement to exit its ownership position in three majority-held partner companies – Acsis, Inc., Alliance Consulting Group Associates, Inc. and Laureate Pharma, Inc. – and three minority-held partner companies – NextPoint Networks, Inc., Neuronyx, Inc. and ProModel Corporation – through a transaction with Saints Capital. The purchase agreement addresses the fact that other investors in these companies held contractual rights of first refusal and/or rights of co-sale in connection with the contemplated transactions.

Certain investors in NextPoint Networks have formally notified Safeguard that they will exercise their co-sale rights and will therefore participate in the sale of NextPoint Networks shares to Saints. As a result, Safeguard will retain a continuing interest in NextPoint Networks following the transaction of approximately 10.5% and will receive gross proceeds of $78.1 million, including $10 million to be held in escrow through April 2009. In addition Saints will relieve Safeguard of an aggregate of $31.5 million in debt guarantees concerning certain companies being sold. In its consolidated financial statements for the quarter ended March 31, 2008, Safeguard expects to write down the aggregate carrying value of the bundle companies by $0.5 million to the total anticipated gross proceeds, net of the costs necessary to complete the transaction.

“In 2008, NextPoint Networks has focused on continued aggressive revenue growth through top-tier customers and partnerships,” said Peter J. Boni, President and CEO of Safeguard Scientifics. “As the first company in the world to offer a complete range of intelligent, secure and high-scale fixed and mobile IP connectivity solutions, NextPoint Networks unlocks enormous value for operators, service providers and large enterprises around the world. Maintaining an ownership position in NextPoint Networks provides Safeguard and our shareholders with the opportunity to be a player in this expansive marketplace. We expect to see great achievements from NextPoint Networks.”

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE:SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, longer than expected delays in Clarient’s completion of its financial statements and Annual Report on Form 10-K, which could result in longer than expected delays in the filing of the Company’s Annual Report on Form 10-K, changes in Clarient’s results of operations which could result in changes to Safeguard’s consolidated results of operations for 2007 as compared to 2006, and certain other factors described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave
Vice President
Investor Relations and Corporate Communications
610-293-0600